Exhibit 99.1

FOR IMMEDIATE RELEASE

Press Release	Source: Astrata Group

Astrata Group Names Thomas Wagner as CFO
Monday August 13, 2:01 pm ET

COSTA MESA, Calif., Aug. 13 /PRNewswire-FirstCall/ -- Astrata Group (OTC Bulletin Board: ATTG - News) announced today that it has appointed Thomas Wagner to the position of chief financial officer of the company to succeed Martin Euler, who has relinquished this CFO title while continuing as chief executive officer.

Wagner's accounting company, which has represented Astrata for the past three years, will continue to provide Astrata with accounting and reporting services under the leadership of Tom Wagner. CEO Euler noted that as the company's lead accountant for the past three years, Tom Wagner is intimately familiar with Astrata's business, financial operations, and reporting requirements.

Euler said that he expects Wagner's integration with Astrata to be seamless and to provide Astrata with enhanced reporting capabilities.

Euler further explained that the company's growth, now that it has started to deliver on its $117 million backlog, has created the need for the services of a full-time CFO.

Wagner has accepted a contract to perform the functions of CFO for Astrata on a full time basis, under Wagner Financial Services. In this position, he will be responsible for all accounting, reporting and compliance functions, taxes, finance and Securities and Exchange Commission filings. Wagner will report to Euler.

Wagner has been a partner of Wagner Financial Services since its founding in 1993, which has provided complete financial management and reporting services to public and private corporations.

From 1978 through 1993, Wagner was the corporate controller of Core-Mark International Inc., Vancouver, Canada, one of the largest broad-line, full- service distributors of packaged consumer products to the convenience retail industry in North America.

About Astrata Group, Inc.

Astrata Group, Inc., (OTC BB: ATTG - News) is a US publicly listed company. Astrata is focused on advanced location-based IT services and solutions (telematics) that combine GPS positioning, wireless communications (satellite or terrestrial) and geographical information technology, which together enable businesses and institutions to monitor, trace as well as control the movement and status of machinery, vehicles, personnel or other assets. Astrata has designed, developed, manufactured and currently supports seven generations of telematics systems with units deployed worldwide.

Astrata has offices throughout the world including the United States, Europe and Asia. For further information please visit www.astratagroup.com.

Certain statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as "anticipate, "believe," "expect," "future," "may," "will," "would," "should," "plan," "projected," "intend," and similar expressions. Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Astrata Group Incorporated (the "Company") to be materially different from those expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to: (i) the Company's ability to obtain sufficient capital or a strategic business arrangement to fund its current operational or expansion plans; (ii) the Company's ability to build and maintain the management and human resources and infrastructure necessary to support the anticipated growth of its business; (iii) competitive factors and developments beyond the Company's control; and (iv) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov under "Search for Company Filings.

PR/Media Relations Contact:
Richard Stern
Stern & Co.
 richstern@sternco.com
Tel: 212-888-0044

Stephanie Stern
Stern & Co.
 sstern@sternco.com
Tel: 212-888-0044

Financial Advisors:
Todd M. DeMatteo
DOMINICK AND DOMINICK LLC
Tel: 212-558-8809
 tdematteo@dominickanddominick.com

Source: Astrata Group